UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013

AMERICAN PUBLIC EDUCATION, INC.
(Exact Name of Registrant as Specified in its Charter)
DELAWARE	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 WEST CONGRESS STREET, CHARLES TOWN, WV	25414
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08  Shareholder Director Nominations

American Public Education, Inc. (the “Company”) has established June 14, 2013 at 7:30 a.m. local time as the date and time for its annual meeting of stockholders (the “Annual Meeting”) to be held at the Gaylord National Resort and Convention Center, 201 Waterfront Street, National Harbor, Maryland 20745. The Board of Directors established the close of business on April 22, 2013 as the record date.

Because the Annual Meeting will be held more than 30 days from the calendar date of the Company’s 2012 annual meeting of stockholders, the deadline for stockholder nominations or proposals for consideration at the Annual Meeting listed in the Company’s 2013 Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 26, 2012, no longer applies. If a stockholder intends to nominate a person for election to the Board or to propose other business for consideration at the Annual Meeting, the Company must receive notice of such nomination or proposal by the close of business on April 15, 2013.  Such notice must be provided in writing to the Corporate Secretary at American Public Education, Inc., 111 W. Congress Street, Charles Town, West Virginia 25414, Attn: Corporate Secretary, and must include the information required by our Bylaws with respect to each matter the stockholder proposes to bring before the Annual Meeting. Any notice provided by a stockholder after the close of business on April 15, 2013 will be considered untimely and will not be included in the Company’s proxy materials or considered at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date:	April 2, 2013	By:	/s/ Harry T. Wilkins
Harry T. Wilkins Executive Vice President and Chief Financial Officer

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